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                                               Financial Statement Schedule 99.1

PRICEWATERHOUSECOOPERS [LOGO]
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                                                    PricewaterhouseCoopers LLP
                                                    1301 Avenue of the Americas
                                                    New York NY 10019-6013
                                                    Telephone (212) 259 1000
                                                    Facsimile (212) 259 1301

                        Report of Independent Accountants on
                         Financial Statement Schedule

To the Board of Directors
of Broadview Networks Holdings, Inc and Subsidiaries:

Our audits of the consolidated financial statements referred to in our report dated February 4, 1999 appearing in this Registration Statement also included an audit of the financial statement schedule listed in Item 16 in this Registration Statement. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, NY
February 4, 2000